UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2013

LPATH, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35706	16-1630142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4025 Sorrento Valley Blvd.
San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 678-0800

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                   Other Events.

Lpath Updates Plans for iSONEP Option

Lpath, Inc. (“Lpath” or the “Company”) issued a press release announcing that Pfizer Inc. (“Pfizer”) is currently seeking to divest certain ophthalmology R&D assets, including Pfizer’s exclusive option for a worldwide license to develop and commercialize Lpath’s drug candidate, iSONEP.  iSONEP is currently being studied by Lpath in a Phase 2 clinical trial as both a monotherapy and an adjunctive therapy in wet-AMD patients (the “Nexus Trial”). A data read-out on the study is expected in the third quarter of 2014.

The Company also announced that it has presented an offer to re-acquire these rights from Pfizer.  The Company also believes that a number of third parties may have an interest in acquiring these rights as well.

The full text of Lpath’s press release regarding this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”), and is incorporated herein by reference.

Change in Contract Research Organization

Lpath also announced that it has retained Agility Clinical, Inc. (“Agility”) to serve as its primary contract research organization (“CRO”) for the remainder of the Nexus Trial. Lpath initially engaged Agility during the first quarter of 2013 to conduct certain database-management functions in support of the Nexus Trial.  Lpath has notified its former primary CRO of its decision to terminate the existing services contract.  Lpath believes the change in primary CRO will not change the timing for completion of the clinical trial and will not have a significant impact on the clinical trial costs.  Lpath’s corporate partner, Pfizer, Inc., has consented to the change in primary CRO.

Conference Call

The Company will hold a conference call on Wednesday, October 9, 2013, at 8:30 a.m. Eastern time to provide a status update to investors.  Additional details regarding the conference call are set forth in the press release filed as Exhibit 99.1 to this Current Report, which is incorporated herein by reference.

Forward-Looking Statements

The Company cautions you that the statements included in this Current Report that are not a description of historical facts are forward-looking statements. These include statements regarding Pfizer’s plans to divest its exclusive option for a worldwide license to develop and commercialize iSONEP, the Company’s ability to reacquire Pfizer’s exclusive option, the Company’s decision to change its primary CRO for its iSONEP clinical trial and the Company’s ability to successfully complete additional clinical trials for iSONEP.  Actual results may differ materially from those set forth in this Current Report due to the risks and uncertainties inherent in the Company’s business, including, without limitation: the results of the Company’s pre-clinical testing and its clinical trials may not support either further clinical development or the commercialization of its drug candidates; the Company may not successfully complete additional clinical trials for its product candidates on a timely basis, or at all; the Company may fail to obtain required governmental approvals for any its drug candidates; the Company may not be successful in maintaining its commercial relationship with Pfizer Inc. or any third party who acquires Pfizer’s exclusive option to iSONEP; and the Company may not be able to secure the funds necessary to support its preclinical- and clinical-development plans. More detailed information about the risk factors and uncertainties that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its other filings with the SEC. These documents may be read free of charge on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this information to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
99.1	Press Release, issued October 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: October 8, 2013	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Vice President and Chief Financial Officer